================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Wendy's International, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

WENDY'S INTERNATIONAL, INC.

PROXY STATEMENT

[WENDYS LOGO]
            [TIM HORTONS ALWAYS FRESH LOGO]
WENDY'S
INTERNATIONAL, INC.
Two Quality Brands,
One Great Company

                      2000 ANNUAL MEETING OF SHAREHOLDERS

       CONTENTS

       Notice of Annual Meeting of Shareholders
    1  Proxy Statement
    1  Voting Securities and Principal Holders Thereof
    4  Election of Directors
    6  Committees of Directors
    7  Compensation of Management
    8  Summary Compensation Table
    9  Options Granted in Last Fiscal Year
   10  Aggregated Option Exercises in Last Fiscal Year and Fiscal
         Year-End Option Values
   10  Report of the Compensation Committee on Executive
         Compensation
   14  Comparison of Five-Year Total Return For Wendy's
         International, Inc., the Peer Group Index and the S&P 500
         Index
   14  Executive Agreements
   16  Certain Transactions Involving Management
   17  Selection of Independent Public Accountants
   17  Approval of Proposal to Amend the Company's 1990 Stock
         Option Plan
   24  Approval of an Amendment to the Company's Regulations
   25  Other Matters
  A-1  Annex -- Wendy's International, Inc. Amended and Restated
         1990 Stock Option Plan

WENDY'S INTERNATIONAL, INC.
P.O. Box 256
Dublin, Ohio 43017-0256

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wendy's International, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Wendy's International, Inc. (the "Company") will be held at the AMC Lennox Towne Center Theatres, 777 Kinnear Road, Columbus, Ohio 43212, on Wednesday, May 3, 2000, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect five Directors, each for a term of three years.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the current year.

     3. To approve a proposal to amend the Company's 1990 Stock Option Plan.

     4. To approve an amendment to the Company's Regulations which would permit electronic proxy voting.

     5. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 6, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy.



                                                 LEON M. McCORKLE, JR.
                                                       Secretary

Dublin, Ohio
March 7, 2000

WENDY'S INTERNATIONAL, INC.
P.O. Box 256
Dublin, Ohio 43017-0256
(614) 764-3100

--------------------------------------------------------------------------------
PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2000, and any adjournments thereof, is being solicited on behalf of the Board of Directors of the Company. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to the Company in writing or in open meeting. Unless otherwise specified, all properly executed Proxies received by the Board of Directors will be voted "FOR" the election as Directors of the nominees listed below under "ELECTION OF DIRECTORS", "FOR" the ratification of the selection of independent public accountants, "FOR" the proposal to amend the Company's 1990 Stock Option Plan, and "FOR" the approval of the amendment to the Company's Regulations which would permit electronic proxy voting.

Solicitation of Proxies may be made by mail, personal interview, telephone and telegraph by Officers, Directors and regular employees of the Company. In addition, the Company has retained, at an estimated cost of $10,000 plus reasonable expenses, Georgeson Shareholder Communications, Inc., a firm specializing in proxy solicitation. All costs of solicitation will be borne by the Company. This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on March 13, 2000.

--------------------------------------------------------------------------------
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

The total number of outstanding shares entitled to vote at the meeting is
               , and only shareholders of record at the close of business on March 6, 2000, are entitled to notice of and to vote at the meeting or any adjournments thereof. Each shareholder is entitled to one vote for each share held and has cumulative voting rights in the election of Directors. A shareholder wishing to exercise cumulative voting must notify the President, a Vice President or the Secretary of the Company in writing not less than 48 hours before the meeting. If cumulative voting is requested and if an announcement of such request is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder requesting cumulative voting, each shareholder will have a number of votes equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder and will be entitled to distribute votes among the nominees as the shareholder sees fit. If cumulative voting is requested, as described above, the enclosed Proxy would grant discretionary authority to the Proxies named therein to cumulate votes and to distribute the votes among the candidates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons known to the Company to own beneficially more than five percent of the outstanding common shares of the Company as of March 6, 2000:

                        (2) NAME AND               (3) AMOUNT AND
(1) TITLE OF             ADDRESS OF             NATURE OF BENEFICIAL
    CLASS             BENEFICIAL OWNER             OWNERSHIP (A)         (4) PERCENT OF CLASS
------------          ----------------          --------------------     --------------------
Common shares  Ronald V. Joyce                       15,603,203                  13.6%
               10 Blue Ridge Mountain Estates
               Calgary, Alberta T2M 4N4
               Canada
Common shares  Barrow, Hanley, McWhinney &           10,245,740                   8.9%
               Strauss, Inc.
               One McKinney Plaza
               3232 McKinney Ave.,
               15th Floor
               Dallas, Texas, 75204-2429
Common shares  FMR Corp.                              9,709,681(b)                8.5%
               82 Devonshire Street
               Boston, Massachusetts 02109

---------
(a) Includes options exercisable within 60 days following March 6, 2000.

(b) Fidelity Management and Research Company ("Fidelity"), a subsidiary of FMR Corp., is the beneficial owner of 9,609,832 common shares as the result of acting as investment advisor to various investment companies (the "Fidelity Funds") registered under Section 8 of the Investment Company Act of 1940. Included in that amount are 18,932 common shares resulting from the assumed conversion of $2.50 Term Convertible Securities, Series A, of Wendy's Financing I beneficially owned by the Fidelity Funds. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity, and the Fidelity Funds each have sole power to dispose of the 9,609,832 common shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares owned directly by the Fidelity Funds. The sole power to vote or direct the voting of the common shares owned directly by the Fidelity Funds resides with the Board of Trustees of such funds.

    Fidelity Management Trust Company, a subsidiary of FMR Corp., is the beneficial owner of 99,849 common shares as the result of its serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole power to vote or to direct the voting and sole dispositive power over the 99,849 common shares owned by the institutional accounts.

    Strategic Advisors, Inc., a subsidiary of FMR Corp., provides investment advisory services to individuals. Strategic Advisors, Inc. does not have sole power to vote or to direct the voting of securities held for clients and has sole dispositive power over such securities. FMR Corp's beneficial ownership may include securities beneficially owned through Strategic Advisors, Inc.

    Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of the common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail
    P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 6, 2000, information with respect to the Company's common shares owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table set forth on page 8 of this Proxy Statement and by all Directors and Executive Officers as a group:

                                                         (3) AMOUNT AND
   (1) TITLE                                          NATURE OF BENEFICIAL        (4) PERCENT
   OF CLASS          (2) NAME OF BENEFICIAL OWNER       OWNERSHIP (a)(b)            OF CLASS
   ---------         ----------------------------     --------------------        -----------
(All of these       R. David Thomas                         5,579,796                  4.8%
are common shares.) Ronald V. Joyce                        15,603,203                 13.6%
                    Paul D. House                             150,698                   .1%
                    Ronald E. Musick                          199,202                   .2%
                    Frederick R. Reed                         122,549                   .1%
                    John T. Schuessler                         55,971                   --
                    Ernest S. Hayeck                            5,400                   --
                    Janet Hill                                  6,100                   --
                    Thomas F. Keller                            5,869                   --
                    True H. Knowles                             3,875                   --
                    David P. Lauer                            195,110                   .2%
                    Andrew G. McCaughey                         4,875                   --
                    Fielden B. Nutter, Sr.                     40,500                   --
                    James V. Pickett                           74,606                   .1%
                    Thekla R. Shackelford                      19,034                   --
                    Gordon F. Teter (c)                     1,179,814                  1.0%
                    George Condos                              69,919                   --
                    All Directors and                      24,370,794(d)              20.9%
                    Executive Officers as a group
                    (29 persons)

---------
(a) The amounts reflected in this table include common shares in which there is shared voting and investment power.

(b) Includes options exercisable within 60 days following March 6, 2000.

(c) Mr. Teter was Chairman, Chief Executive Officer and President of the Company at the time of his death on December 18, 1999.

(d) Excludes common shares listed as beneficially owned by Messrs. Lauer and Teter since neither individual was a Director or Executive Officer on March 6, 2000.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its Directors and Executive Officers in completing and filing those reports. The Company believes that all filing requirements applicable to its Directors and Executive Officers were complied with during the last completed fiscal year.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS

The Board of Directors has designated the following nominees for election as Directors of the Company with their terms to expire in 2003:

                                                                            DIRECTOR
DIRECTORS AND THEIR PRINCIPAL OCCUPATIONS                        AGE         SINCE
-----------------------------------------                        ---        --------
James V. Pickett (1)(2)..................................        58           1982
  Chairman, The Pickett Realty Advisors Inc.;
  Principal, Stonehenge Holdings, Inc.
  Dublin, Ohio
Thomas F. Keller (1)(2)..................................        68           1991
  R.J. Reynolds Professor of Business Administration,
  Fuqua School of Business,
  Duke University;
  Dean, Fuqua School of Business Europe
  Durham, North Carolina
Ronald V. Joyce (1)......................................        69           1996
  Senior Chairman and Co-Founder,
  The TDL Group Ltd.
  Oakville, Ontario, Canada
Andrew G. McCaughey (1)..................................        77           1997
  Former Chairman and Chief Executive Officer,
  Scott's Hospitality Inc.
  Toronto, Ontario, Canada
David P. Lauer (1)(2)....................................        57            N/A
  President and Chief Operating Officer,
  Bank One, Columbus, NA
  Columbus, Ohio

The following Directors will continue to serve after the 2000 Annual Meeting:

TERMS EXPIRING IN 2001
-----------------------
R. David Thomas (2)......................................        67           1969
  Senior Chairman of the Board and Founder
Ernest S. Hayeck (1).....................................        75           1993
  Retired Judge, Trial Court of Massachusetts
Janet Hill (1)(2)........................................        52           1994
  Vice President, Alexander & Associates, Inc.
  Washington, D.C.
True H. Knowles (1)(2)...................................        62           1997
  Retired President and Chief Operating Officer,
  Dr Pepper Company, and
  Retired Executive Vice President
  Dr Pepper/Seven-Up Companies, Inc.
  Dallas, Texas
Paul D. House (1)........................................        56           1998
  President and Chief Operating Officer,
  The TDL Group Ltd.
  Oakville, Ontario, Canada


TERMS EXPIRING IN 2002
-----------------------
Thekla R. Shackelford (2)................................        65           1984
  Owner/President, School Selection Consulting
  Columbus, Ohio
Ronald E. Musick.........................................        59           1987(3)
  Executive Vice President
Frederick R. Reed (1)....................................        51           1995
  Chief Financial Officer
John T. Schuessler (1)...................................        49           2000
  President and Chief Operating Officer -- U.S.
  Operations

---------
(1) Mr. Pickett has served as President and Chief Executive Officer of various companies generally known as The Pickett Companies since 1969. The Pickett Companies are involved in real estate development, ownership and management. Mr. Pickett was also the Vice Chairman of Banc One Capital Corporation from February 1, 1993 to August 4, 1999. He became Principal of Stonehenge Holdings, Inc. on August 6, 1999. Stonehenge Holdings, Inc. is an investment management firm.

    Mr. Keller was also Dean of the Fuqua School of Business at Duke University until he retired from that position on May 31, 1996. He became Dean of the Fuqua School of Business Europe on July 1, 1999.

    Mr. Joyce was Chairman and Chief Executive Officer of The TDL Group Ltd. until December 29, 1995, when that company became an indirect subsidiary of the Company.

    Mr. McCaughey was Chairman and Chief Executive Officer of Scott's Hospitality Inc. from April 30, 1989 to September 3, 1992. Scott's Hospitality Inc. operated restaurants and hotels, and was also involved with the school bus and retail photography industries. Scott's Hospitality Inc. had been a Canadian franchisee operating both Wendy's and Tim Hortons restaurants since 1987. The successor company to Scott's Hospitality Inc. presently operates 12 franchised Wendy's and 17 franchised Tim Hortons restaurants.

    Mr. Lauer was Office Managing Partner of the Columbus office of Deloitte & Touche LLP from January, 1989 until he retired in June, 1997. He was also a member of the board of directors of Deloitte & Touche LLP from 1988 to 1995. He was appointed to his current position with Bank One, Columbus, NA in June, 1997.

    Judge Hayeck was a Trial Court Justice for the State of Massachusetts, from January 27, 1970 until he retired on January 26, 1993. Judge Hayeck was awarded the American Bar Association Franklin N. Flaschner Judicial Award in 1992. He is also a faculty member of the National Judicial College.

    Mrs. Hill provides corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Alexander & Associates, Inc. is a corporate consulting firm.

    Mr. Knowles was President and Chief Operating Officer of the Dr Pepper Company and Executive Vice President of Dr Pepper/Seven-Up Companies, Inc., from January, 1992 until he retired in June, 1995.

    Mr. House has been the Chief Operating Officer of The TDL Group Ltd. since January, 1992. He assumed his current position on December 29, 1995. The TDL Group Ltd. franchises and operates Tim Hortons restaurants.

    Mr. Reed was a partner of Vorys, Sater, Seymour and Pease LLP from January 1, 1980 to August 31, 1996. He was Executive Vice President, General Counsel and Secretary of the Company from September 3, 1996 to April 1, 1997. He has served as Chief Financial Officer since April 1, 1997. Mr. Reed was also General Counsel until August 31, 1998 and Secretary until February 11, 2000.

    Mr. Schuessler joined the Company in 1976 and has been promoted several times. He was Executive Vice President, U.S. Operations from February 20, 1995 until February 19, 1997, when he assumed his current position.

(2) Mr. Pickett serves as a director of Metatec Corporation; Mr. Keller serves as a director of Ladd Furniture Company, Hatteras Income Securities, Inc., Nations Funds, Inc., Nations Fund Trust, Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund Inc., Mentor Funds Trust, DIMON International, American Business Products and Biogen Inc.; Mr. Lauer serves as a director of AirNet Systems, Inc.; Mr. Thomas serves as a director of MarineMax, Inc.; Mrs. Hill serves as a director of The Progressive Corporation, First Union Bank of Virginia, Maryland and D.C., Dean Foods Company and Nextel Communications, Inc.; Mr. Knowles serves as a director of Cott Corporation; and Mrs. Shackelford serves as a director of Bank One Corporation and Fiserv Inc.

(3) Mr. Musick was also a Director of the Company from 1970 to 1981.

    Each of the other Directors has had the same principal occupation and employer during the past five years as set forth in this table.

Mr. Fielden B. Nutter, Sr. is currently a Director of the Company. Mr. Nutter is also currently the President of F.B. Nutter Leasing Co., which is a real estate leasing and management company. He was also Chairman and Chief Executive Officer of John Henry Rock Drills, Inc. from September 1, 1993 to March 31, 1997. John Henry Rock Drills, Inc. manufactured hydraulic rock drills. Mr. Nutter announced his retirement as a Director effective as of May 3, 2000, and he is not standing for re-election as a Director.

Unless otherwise directed, the persons named in the Proxy will vote the Proxies for the election of Messrs. Pickett, Keller, Joyce, McCaughey and Lauer as Directors of the Company, each to serve for a term of three years and until their successors are elected. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the Proxies will be voted for such other person or persons as may be designated by the Directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a Director.

Under Ohio law and the Company's Regulations, the five nominees receiving the greatest number of votes will be elected as Directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of Directors or toward the election of the individual nominees specified on the Proxy.

--------------------------------------------------------------------------------
COMMITTEES OF DIRECTORS

A total of 10 meetings of the Board of Directors of the Company were held during 1999. No Director attended less than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board of Directors on which that Director served during the period each served as a Director.

The Board of Directors has an Audit Committee, a Board Membership Committee and a Compensation Committee.

The members of the Audit Committee are Messrs. Keller (Chairman), Hayeck, McCaughey and Pickett. The Committee met six times during 1999. Its function is to review the accounting and financial reporting practices of the Company and the adequacy of the Company's system of internal control, to review the scope and adequacy of internal audit activities and the work of the Company's independent public accountants, and to recommend to the Directors a firm of accountants to serve as the Company's independent public accountants.

The members of the Board Membership Committee are Messrs. Pickett (Chairman), Knowles, Reed, Thomas and Mrs. Shackelford. The Committee met twice during 1999. Its function is to recommend candidates for membership to the Board of Directors. The Board Membership Committee will consider nominees recommended by shareholders for the 2001 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 13, 2000, to James V. Pickett, P.O. Box 256, Dublin, Ohio 43017-0256. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Committee members.

The members of the Compensation Committee are Messrs. Nutter (Chairman), Knowles, Mrs. Shackelford and Mrs. Hill. The Compensation Committee met six times during 1999. The Compensation Committee's function is to examine the levels and methods of compensation employed by the Company with respect to the individuals named or to be named in the Company's proxy statement, to review and evaluate alternative and additional compensation programs for these individuals, and to make recommendations to the Board of Directors on such matters. The Compensation Committee has the authority to make all decisions regarding the individuals to whom options are to be granted under the Company's stock option plans, and the timing, pricing, number of options to be granted and the other terms of such grants (the Compensation Committee does not have the authority to amend the terms of the stock option plans or to adopt new stock option plans). In addition, the Compensation Committee has the authority to adopt one or more cash bonus plans which will qualify compensation paid thereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to implement and administer such plans.

Directors who are not employees of the Company or its subsidiaries are paid $7,000 quarterly, plus $1,500 for each Board meeting and $1,000 for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each such meeting. Meetings of the Audit and Compensation Committees are qualified meetings, together with meetings of any special committees established from time to time.

Directors who are not employees of the Company or its subsidiaries also receive grants of stock options under Part II of the Company's 1990 Stock Option Plan. Each Director who is not an employee of the Company receives an annual grant of options to purchase 2,500 common shares. The option exercise price is 100% of the fair market value of the Company's common shares on the date of grant. Options are granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. Each option is granted for a period of 10 years. 25% of the options granted each year become exercisable on each of the first four anniversaries of the grant date for such options. During 1999, W. Clay Hamner, a former Director of the Company, was paid $9,769.11 for stock options previously granted to him while he was a Director.

--------------------------------------------------------------------------------
COMPENSATION OF MANAGEMENT

The following table summarizes compensation awarded or paid to, or earned by, each of the named Executive Officers during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                         ANNUAL COMPENSATION      COMPENSATION
                                       -----------------------    ------------
                                                                   SECURITIES         ALL OTHER
           NAME AND                    SALARY                      UNDERLYING        COMPENSATION
      PRINCIPAL POSITION         YEAR  ($)(1)        BONUS ($)     OPTIONS (#)          ($)(2)
      ------------------         ----  -------       ---------  -----------------   --------------
Gordon F. Teter,                 1999  879,250(4)    1,400,285       216,338           660,999
Chairman of the Board,           1998  812,885         616,790       184,628           748,518
Chief Executive Officer          1997  786,692       1,141,866       181,061           682,384
and President (3)

R. David Thomas,                 1999  927,970(5)      726,000       123,870            24,786
Senior Chairman of the           1998  892,378(5)      308,395       105,771            25,195
Board and Founder                1997  868,813(5)      570,933       103,840            78,363

Frederick R. Reed,               1999  356,152         726,000        62,307            86,821
Chief Financial Officer          1998  334,663         276,621        51,871            78,512
and Secretary (6)                1997  313,673         376,849        50,315            41,933

John T. Schuessler,              1999  293,096         490,816        39,942            21,032
President and Chief              1998  277,581         233,098        32,583            28,341
Operating Officer,               1997  268,846         321,312        32,009            27,678
U.S. Operations (7)

George Condos,                   1999  288,096         489,503        39,928            12,828
Executive Vice President         1998  273,292         231,973        32,587            12,033
                                 1997  269,488         321,312        32,057            11,831

---------
(1) 1997 salary included 27 biweekly pay periods. 1999 and 1998 each contained 26 biweekly pay periods.

(2) The amounts shown in this column for each named Executive Officer consist of
    (i) aggregate contributions or other allocations to the Company's Profit Sharing and Savings Plan of $2,469, $2,337 and $2,224 made in 1999, 1998 and 1997, respectively (except that Mr. Reed did not receive contributions or allocations in 1998 or 1997); and (ii) executive health insurance premiums paid by the Company for coverage for the named Executive Officers, and the amount allocated to the account of each of the named Executive Officers under the Company's Supplemental Executive Retirement Plan ("SERP"), as follows:

                             HEALTH INSURANCE PREMIUMS                SERP ALLOCATIONS
                        ------------------------------------   ------------------------------
         NAME             1999          1998          1997       1999       1998       1997
         ----             ----          ----          ----       ----       ----       ----
Mr. Teter.............   $3,173        $3,173        $3,173    $389,294   $429,052   $384,227
Mr. Thomas............   $5,229        $5,229        $5,229    $ 17,088   $ 17,629   $ 70,910
Mr. Reed..............   $3,173        $3,173        $3,173    $ 81,179   $ 75,339   $ 38,760
Mr. Schuessler........   $3,173        $3,173        $3,173    $ 15,390   $ 22,831   $ 22,281
Mr. Condos............   $3,173        $3,173        $3,173    $  7,186   $  6,523   $  6,434

    In addition, the amounts shown in this column for Mr. Teter includes allocations of $266,063, $313,956 and $292,760 for 1999, 1998 and 1997,
    respectively, under an Agreement between the Company and Mr. Teter.

(3) Mr. Teter was President, Chief Executive Officer and Chief Operating Officer until February 19, 1997, at which time he became Chairman, Chief Executive Officer and President. Mr. Teter died unexpectedly on December 18, 1999.

(4) Includes unused vacation paid to Mr. Teter's estate following his death.

(5) The amounts shown in this column for Mr. Thomas include payments made to Mr. Thomas for services rendered as the principal spokesman in the Company's television and radio commercials (the "Advertising Payments") in the amounts of $269,849, $269,786 and $261,659 in 1999, 1998 and 1997, respectively. Mr. Thomas was paid for these services at the minimum rate permitted by applicable union contract provisions. The Advertising Payments were not acted on by the Compensation Committee since they were not made for services rendered by Mr. Thomas in his capacity as an Executive Officer. The Advertising Payments are therefore not included in the compensation data set forth in the section of this Proxy Statement entitled "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" (which begins on page 10).

(6) Mr. Reed has been a director of the Company since February 23, 1995. He was Executive Vice President, General Counsel and Secretary of the Company from September 3, 1996 to April 1, 1997. He was Chief Financial Officer, General Counsel and Secretary from April 1, 1997 to August 31, 1998. He was Chief Financial Officer and Secretary from August 31, 1998 to February 11, 2000. His current title is Chief Financial Officer.

(7) Mr. Schuessler was an Executive Vice President until February 19, 1997, when he assumed his current position.

The following table sets forth information concerning individual grants of stock options made during the last fiscal year to each of the named Executive Officers.

                                  OPTIONS GRANTED IN LAST FISCAL YEAR
                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                   NUMBER OF       % OF TOTAL
                                   SECURITIES       OPTIONS                                  GRANT DATE
                                   UNDERLYING      GRANTED TO      EXERCISE                   PRESENT
                                    OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION     VALUE
             NAME                GRANTED (#)(1)   FISCAL YEAR    ($/SHARE)(2)      DATE         $(3)
             ----                --------------   ------------   ------------   ----------   ----------
Gordon F. Teter................     216,338           8.6%         $30.8438      7/27/09     $2,118,966
R. David Thomas................     123,870           4.9%         $30.8438      7/27/09     $1,213,269
Frederick R. Reed..............      62,307           2.5%         $30.8438      7/27/09     $  610,278
John T. Schuessler.............      39,942           1.6%         $30.8438      7/27/09     $  391,220
George Condos..................      39,928           1.6%         $30.8438      7/27/09     $  391,083

---------

(1) 25% of the options listed in this column become exercisable on July 28, 2000. An additional 25% becomes exercisable on each successive July 28. These exercise dates may be accelerated if the Company is involved in certain change-in-control transactions as specified in the Company's various stock option plans. If the Executive Officer's employment is terminated for any reason other than death, disability or retirement, the options will be canceled as of the date of such termination. If the Executive Officer's employment is terminated by reason of his death or disability, the options will become immediately exercisable and may be exercised at any time during the 12-month period after his death or date of becoming disabled, subject to the stated term of the options. If the Executive Officer's employment is terminated by reason of his retirement, the options may be exercised during the 48-month period after the retirement date, subject to the stated term of the options.

(2) The exercise price is the mean of the high and low prices at which common shares of the Company are traded on the New York Stock Exchange on the date of grant.

(3) All values shown are pre-tax. Values shown were calculated using the Black-Scholes option pricing model and the following assumptions: expected volatility .3233; risk-free rate of return 5.83%; dividend yield .9469%; and an expected time of exercise of four years. No adjustments were made for the non-transferability of the options or for the risk of forfeiture. The Company is not aware of any model which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain to the optionees is possible without an increase in the market price of the Company's common shares above the market price on the date of grant. If such increase occurs, all shareholders will benefit commensurately. If no increase in the market price occurs, optionees will realize no value from stock options.

The following table sets forth information regarding each individual exercise of stock options made during the last fiscal year by each of the named Executive Officers.

                                           AGGREGATED OPTION EXERCISES
                                               IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION VALUES
                                                                                               VALUE OF
                                                                 NUMBER OF                    UNEXERCISED
                                                           SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS
                                                            UNEXERCISED OPTIONS           AT FISCAL YEAR-END
                                                          AT FISCAL YEAR-END (#)               ($)(1)(2)
                           SHARES                       ---------------------------   ---------------------------
                        ACQUIRED ON    VALUE REALIZED
         NAME           EXERCISE (#)       ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           ------------   --------------   -----------   -------------   -----------   -------------
Gordon F. Teter.......          0             N/A        1,096,887             0       1,950,685            0
R. David Thomas.......          0             N/A          646,099       281,529       1,881,230       90,784
Frederick R. Reed.....      2,000           4,375          110,549       151,644           5,586          945
John T. Schuessler....     78,412         889,696           24,149        88,595               0       28,222
George Condos.........          0             N/A           68,235        88,662         153,404       28,408

---------

(1) All values as shown are pre-tax.

(2) Based on the fiscal year-end closing price of $20.8125 per share.

The Company has three retirement plans which apply to Executive Officers in addition to other Officers and/or employees. The amounts of contributions or other allocations under the Profit Sharing and Savings Plan and the Supplemental Executive Retirement Plan for each of the named Executive Officers are set forth in footnote 2 to the Summary Compensation Table (see page 8). The third retirement plan is the Company's Pension Plan. Under the Pension Plan, each participant is credited with a basic benefit of 1% of current compensation. The participant may elect to contribute 2% of current compensation on an after-tax basis. If the participant elects to contribute, then the Company contributes an additional 2.5% of compensation for participants with less than five years of service under the Pension Plan, and 3% of compensation for participants with at least five years of service. Notwithstanding the contribution rates set forth above, the maximum annual compensation amount for which contributions can be made to the Pension Plan under the Internal Revenue Code is currently $160,000. All accounts are credited with interest at an annual rate equal to the greater of 5% or the interest rate for one-year treasury bills determined at the end of the prior year, plus 1%. The estimated annual benefits payable upon retirement at normal retirement age under the Pension Plan for each of the named Executive Officers (except for Mr. Teter) are as follows: R. David Thomas, $161,807; Frederick R. Reed, $20,434; John T. Schuessler, $66,314; and George Condos, $84,525. The estimated annual retirement benefits assume a 7.5% interest factor and retirement at age 65. The benefit payable under the Pension Plan to Mr. Teter's designated beneficiary as a result of his death on December 18, 1999 was $177,757.

NOTWITHSTANDING ANYTHING TO THE CONTRARY AS SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

--------------------------------------------------------------------------------
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's executive compensation policy has been "pay for performance" since well before the current popularity of that concept. In an effort to provide shareholders with a better understanding of the Company's executive compensation practices, this report provides information beyond the information required by the proxy rules of the Securities and Exchange Commission.

COMPENSATION PHILOSOPHY

The Company's executive compensation program is based on two objectives:

        Providing market-competitive compensation opportunities, and

        Creating a strong link between the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's Executive Officers.

There are three components to the Company's executive compensation program: annual cash compensation, longer-term incentive compensation and benefits. The annual cash compensation program is comprised of base salary and annual incentive compensation. Base salary and annual incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the food-service industry. The companies used for this comparison for 1999 were comprised of the participants in the National Chain Restaurant Compensation Association annual survey and the same companies which comprise the "Peer Group Index" shown on the graph on page 14 (except that Host Marriott Services Corp. is not included in the Peer Group Index because it was no longer publicly traded at the end of 1999). The companies which comprise the Peer Group Index have revenues of at least $1 billion and reflect the Company's scope of operations and the competitive market in the restaurant industry for senior executive talent.

Base salary ranges are targeted at the 50th percentile of competitive data. Individual variability is based on performance and experience. Adjustments are normally considered annually, based upon general movement in external salary levels, individual performance and potential, and/or changes in the position's duties and responsibilities.

Annual incentive compensation opportunities are targeted at the 50th percentile of competitive data. The Company had three cash bonus plans which applied to Executive Officers for the 1999 fiscal year. Under the Senior Executive Earnings Maximization Plan (the "SEEMP") (which Messrs. Teter, Thomas and Reed participated in during fiscal 1999), and the Earnings Maximization Plan (the "EMP") (which other Executive Officers participated in), participants received annual incentive awards which were based on the extent to which the Company exceeded specified earnings per share and return on assets goals for the year. The goals for the SEEMP and EMP were established in 1998 and increase annually through 2003. Under the Management Incentive Plan, 1999 incentive awards were based on the extent to which the Company achieved or exceeded specified earnings per share and return on assets goals for the year. The awards to participants under this plan were based on the payout percentages specified in the following table multiplied by the participant's base salary and the targeted bonus percentage applicable to such employee's grade (which ranged from 16% to 34% of base salary). For 1999 the Company attained between 100.0% and 109.9% of its earnings per share goal and between 105.0% and 109.9% of its return on assets goal.

                  MANAGEMENT INCENTIVE PLAN PAYOUT PERCENTAGES
      E
      A
      R
      N
      I
      N
      G
      S
      P
      E
      R
      S
      H
      A
      R
      E

      % ATTAINMENT
      ------------
      120.0%+                                 75.00%       112.50%         135.00%       142.50%        150.00%        157.50%
      110.0%-119.9%                           62.50%        93.75%         112.50%       118.75%        125.00%        131.25%
      100.0%-109.9%(1)                        50.00%        75.00%          90.00%        95.00%        100.00%        105.00%
       85.0%- 99.9%                           37.50%        56.25%          67.50%        71.25%         75.00%         78.75%
       80.0%- 84.9%                           25.00%(2)      37.50%         45.00%        47.50%         50.00%         52.50%
                                         -------------------------------------------------------------------------------------
      % ATTAINMENT                       80.0%-84.9%   85.0%-89.9%     90.0%-94.9%   95.0%-99.9%  100.0%-104.9%  105.0%-109.9%(1)

                                                                           RETURN ON ASSETS

      % ATTAINMENT
      ------------
      120.0%+                            165.00%         187.50%      225.00%
      110.0%-119.9%                      137.50%         156.25%      187.50%
      100.0%-109.9%(1)                   110.00%         125.00%      150.00%
       85.0%- 99.9%                       82.50%          93.75%      112.50%
       80.0%- 84.9%                       55.00%          62.50%       75.00%
                                         --------------------------------------------
      % ATTAINMENT                 110.0%-114.9%   115.0%-119.9%       120.0%+

---------
(1) Indicates percentage of attainment applicable for fiscal year 1999.

(2) Less than 80% budget attainment in either payout criteria results in a 0% bonus factor.

Total annual cash compensation may be well below the 50th percentile when target performance is not achieved. When targets are significantly exceeded, total annual cash compensation may equal or exceed the 75th percentile.

The longer-term incentive compensation program primarily consists of stock options (although one of the cash incentive award programs has a longer-term orientation, since the annual financial performance goals were established in 1998 and specified through fiscal 2003). Award opportunities under the stock option program for 1999 were set by comparison to stock option grants made to comparable positions at companies with revenues of at least $1 billion within the food-service industry and other industrial companies with revenues between $1 billion and $3 billion, and were set at approximately the 75th percentile. The companies used for the food-service industry comparison were the same companies which comprise the Peer Group Index shown on the graph on page 14 (except that Host Marriott Services Corp. is not included in the Peer Group Index because it was no longer publicly traded at the end of 1999). Options are exercisable at not less than 100% of the fair market value of the Company's common shares on the date of grant. Award opportunities under the stock option program are based on a fixed number of options for each eligible employee grade. As a result, the Black-Scholes value of options awarded will increase or decrease based on how the Company's stock price has changed since the previous year's option awards (assuming that the other inputs used in the Black-Scholes calculation remain constant). The fixed number of options to be awarded will be adjusted periodically by comparison to comparable positions within the food-service industry and to other industrial companies with revenues between $1 billion and $3 billion. Grantees do not receive a benefit from stock options unless and until the market price of the Company's common shares increases. This program accomplishes the objective of linking each Executive Officer's opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company's common shares.

The benefits program is comprised of retirement income and group insurance plans. The objective of the program is to provide Executive Officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which will interrupt the Executive Officer's employment and/or income received as an active employee. The retirement program consists of two tax-qualified plans that cover all full-time management and administrative employees, and a supplemental retirement plan which covers the Executive Officers and other Officers of the Company. The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the executive health care reimbursement plan, which covers Executive Officers and other Officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". The Company believes that compensation paid under the SEEMP and its stock option plans qualifies as "performance-based compensation" for purposes of Section 162(m).

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

The Committee believes that the Company's executive compensation program resulted in a meaningful relationship between the compensation paid to Mr. Teter and the Company's performance. Total cash compensation (salary and bonus) for Mr. Teter increased by $849,860, or 59.4% from the prior year. The Company's net income for 1999 increased 35.0% to $166,585,000 (or $1.32 per share, diluted) from $123,358,000 (or $0.95 per share, diluted), in 1998. Excluding the effect of the non-recurring charges taken in the fourth quarter of 1998, the Company's net income increased 12.1% from $148,556,000 (or $1.13 per share, diluted). In order to facilitate a longer perspective between the Company's performance and total cash compensation paid to the Chief Executive Officer, the following table shows the correlation between changes in earnings per share (diluted) and the total cash compensation paid to the Chief Executive Officer since 1997.

                                                              1998         1999
                                                              -----        ----
Percentage change from prior year in earnings per share
  (diluted).................................................   (2.1)%(1)   38.9%(2)
Percentage change from prior year in cash compensation for
  CEO.......................................................  (25.9)%      59.4%

---------

(1) Includes the effect of the non-recurring charges taken in the fourth quarter of 1997 and 1998. If the charges for both years were excluded, this number would be (15.0%).

(2) Includes the effect of the non-recurring charges taken in the fourth quarter of 1998. If the charges were excluded, this number would be 16.8%.

Mr. Teter's base salary rate for 1999 was targeted at the 50th percentile of competitive data. In setting Mr. Teter's base salary level, the Compensation Committee also considered Mr. Teter's vast experience in the restaurant industry, the Company's performance under his leadership since he was named Chief Executive Officer effective January 1, 1995, and the additional responsibilities he assumed when he was also named Chairman of the Board effective February 19, 1997.

An annual cash incentive award was payable under the SEEMP to Mr. Teter only if the Company achieved or exceeded specified earnings per share and return on assets goals. The amount of the award increased if the Company exceeded the specified goals. Conversely, no award was payable if the Company did not achieve the specified goals. The payment to Mr. Teter for 1999 was based on the extent to which the 1999 goals were achieved. 61.4% of Mr. Teter's cash compensation for 1999 was incentive pay. Since the incentive award increased as the Company's performance increased, and decreased (or becomes zero) if the specified goals were not met, Mr. Teter's cash compensation was significantly affected by the Company's performance. Mr. Teter did not participate in the Management Incentive Plan.

Long-term incentives in the form of stock options were granted to Mr. Teter in 1999. Stock options were granted at 100% of the fair market value of the Company's common shares on July 28, 1999, the date of grant. Options served to directly align Mr. Teter's interests with the interests of other shareholders, since Mr. Teter would not have realized a benefit unless and until the market price of the Company's common shares increased.

The Committee considered the number of unexercised options already held by Mr. Teter and competitive practices in determining the number of options to grant in 1999. The number of options granted in 1999 to Mr. Teter was designed to approximate the 75th percentile of competitive practice for comparable positions within the food-service industry and at other industrial companies with revenues between $1 billion and $3 billion, consistent with the policy previously described.

The Committee believes that the information set forth in this report strongly supports the conclusion that Mr. Teter was reasonably compensated for the job he had done as the Chief Executive Officer as well as for his additional responsibilities as Chairman of the Board.

The compensation programs applicable to Mr. Teter had accomplished the objective of linking shareholder and financial performance to Mr. Teter's total compensation.

                                              Respectfully submitted,

                                              COMPENSATION COMMITTEE

                                              Fielden B. Nutter, Sr., Chairman
                                              Thekla R. Shackelford
                                              Janet Hill
                                              True H. Knowles

--------------------------------------------------------------------------------
COMPARISON OF FIVE-YEAR TOTAL RETURN FOR WENDY'S INTERNATIONAL, INC.,
THE PEER GROUP INDEX AND THE S&P 500 INDEX

The following graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) against the cumulative total return of the S&P 500 Stock Index and a peer group of other companies with restaurant operations (excluding the Company) (the "Peer Group Index"). The companies which comprise the Peer Group Index have revenues of at least $1 billion and reflect the Company's scope of operations and the competitive market in the restaurant industry for senior executive talent.

                    COMPARISON OF FIVE-YEAR TOTAL RETURN(1)
                FOR WENDY'S INTERNATIONAL, INC., THE PEER GROUP
                         INDEX(2) AND THE S&P 500 INDEX
[FIVE YEAR TOTAL RETURN COMPARISON GRAPH]

                                                      S&P 500 INDEX             PEER GROUP INDEX                   WEN
                                                      -------------             ----------------                   ---
1994                                                     100.00                      100.00                      100.00
1995                                                     137.50                      145.99                      149.80
1996                                                     169.47                      147.53                      146.36
1997                                                     226.03                      161.20                      173.72
1998                                                     290.22                      247.37                      159.26
1999                                                     349.08                      241.94                      153.39

---------

(1) Assumes $100 invested on December 31, 1994, in Wendy's International, Inc. common shares, the Peer Group Index and the S&P 500 Index. Total return assumes dividend reinvestment.

(2) The Peer Group Index has been computed by the Company, and is comprised of the following 10 companies: Advantica Restaurant Group, Inc.; Brinker International, Inc.; CBRL Group; CKE Restaurants, Inc.; Darden Restaurants, Inc.; Jack in the Box Inc.; McDonald's Corporation; Outback Steakhouse, Inc.; Shoney's, Inc.; and Tricon Global Restaurants, Inc. Host Marriott Services Corp., which was included in the Peer Group Index in the Company's 1999 Proxy Statement, is omitted this year since its stock was no longer publicly traded at the end of 1999. This Index has been weighted by market capitalization of each component company.

--------------------------------------------------------------------------------
EXECUTIVE AGREEMENTS

The Company has entered into employment agreements ("Key Executive Agreements") with each of the Executive Officers named in the Summary Compensation Table (see page 8) as well as certain other Executive Officers. The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company.

The Key Executive Agreements provide that in the event of a "change of control" (as defined therein), the key executives will be employed by the Company in their present positions for a period of approximately five years, or until the executive dies, is terminated for "cause" by the Company or terminates employment himself without good reason (as such terms are defined therein), whichever occurs first (the "Employment Term").

In the event of a change of control, the key executives will be entitled to continue to receive during their Employment Term the annual salary, bonus and other benefits made available to them by the Company immediately prior to the change of control. The Board of Directors will review annually the performance of each key executive during such Employment Term to determine whether or not such salary and bonus should be increased.

A key executive's employment may be terminated under the Key Executive Agreement for cause by the Company as defined therein. If a key executive is terminated for cause by the Company, the Company has no further obligation to pay any compensation or to provide benefits to the key executive.

A key executive may terminate his employment under the Key Executive Agreement after a change in control for good reason if the Company (i) changes the key executive's status, title, position or responsibilities in a way that does not represent a promotion, (ii) either reduces the key executive's base salary or provides an annual salary increase less than the increase in a defined consumer price index, (iii) requires the key executive to relocate beyond a 30 mile radius from the executive's business office location immediately prior to the change in control, (iv) takes action which results in a material reduction in compensation and benefits otherwise payable to the key executive, (v) materially breaches the Key Executive Agreement, or (vi) fails to notify the key executive that a successor to the Company has agreed to assume and perform under the Key Executive Agreement. If a key executive's employment is terminated by the Company without cause prior to a change in control, but the executive reasonably demonstrates that the termination of employment (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a change in control, or (ii) otherwise occurred in connection with, or in anticipation of, a change in control which had been threatened or proposed, then such termination will be deemed to have occurred after a change of control for the purposes of the Key Executive Agreement, provided that a change in control shall actually have occurred.

If the employment of a key executive is terminated under a Key Executive Agreement by the executive for good reason or by the Company other than for cause, the Company will be obligated to make a lump-sum payment to the key executive of three times the sum of such executive's then current salary plus average annual bonuses over the prior three years. If the key executive had not previously received bonus payments for three full plan years under the SEEMP or EMP and was an eligible participant under either of such plans at the time his employment was terminated, he will be deemed to have received a bonus in prior years equal to the bonus paid to such key executive's predecessor in the same position. If there was not a predecessor in the same position, the key executive will be deemed to have received a bonus in prior years equal to the average of the bonuses paid to participants in positions comparable to the executive's then current position. The lump-sum payment will not be subject to offset. If the employment of the key executive is terminated under a Key Executive Agreement by the executive for good reason or by the Company other than for cause, such key executive will also be entitled to (i) continuation of group insurance benefits for three years, subject to offset for any benefits from subsequent employment, if any, (ii) purchase his or her Company automobile at the then-current book value, and (iii) a lump-sum payment equal to the present value of accrued retirement benefits after adding three additional years of benefit accrual, reduced by any vested benefits. In addition, any stock options or stock appreciation rights granted under plans of the Company will become immediately vested and exercisable, and any restrictions on any stock awarded to the key executive by the Company shall lapse.

If any payments or other benefits payable to an executive under a Key Executive Agreement or otherwise is subject to the excise tax under Internal Revenue Code
Section 4999 or any similar tax, the Company is obligated under the Key Executive Agreement to pay to the executive an additional amount which, after deduction of any income, withholding and excise tax thereon, equals the excise tax.

The Company has established a benefits protection trust to provide for the payment of benefits to the key executives and to provide for the payment of reasonable legal fees or expenses incurred in good faith by such key executives in enforcing their rights under the Agreements or any other benefit plans in which they participate.

--------------------------------------------------------------------------------
CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

Robert G. Zoeller, a former Senior Vice President of the Company, is a 45.6% owner of five corporations, each of which owns the right to operate one Wendy's Old Fashioned Hamburgers restaurant. The corporations acquired the restaurants from the Company on April 23, 1999. The sale price for this transaction was $5.0 million. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

A trust for the benefit of Paul D. House and his wife is the sole shareholder of a corporation which purchased a shopping center property in Tottenham, Ontario, Canada from an unrelated third party in 1998. As part of the shopping center purchase transaction, the corporation now leases a Tim Hortons restaurant to a subsidiary of the Company. The remaining term of the lease is 14 years. The amount of rent paid by such subsidiary to the corporation in 1999 was the Canadian dollar equivalent of $34,330 (the exchange rate used for all Canadian dollar equivalents in this section is 1.4856 Canadian dollars per U.S. dollar). In the opinion of the Company, the terms of this lease are no less favorable than the Company and its subsidiaries could have obtained from an unrelated third party.

Ronald V. Joyce has interests in three real properties which are leased to a subsidiary of the Company. Mr. Joyce owns a 70% interest in a joint venture which leases the land and building for a Tim Hortons restaurant in Burlington, Ontario to a subsidiary of the Company. The remaining term of the lease is 14 years. Rent due under the lease is the greater of the Canadian dollar equivalent of $60,582 per year or 6% of sales. The amount of rent paid by the subsidiary of the Company to the joint venture in 1999 was the Canadian dollar equivalent of $107,557. In the opinion of the Company, the terms of this lease are no less favorable than the Company and its subsidiaries could have obtained from an unrelated third party.

Mr. Joyce has a two-thirds interest as a tenant in common in a joint venture which leases the land and building for a Tim Hortons restaurant in Beamsville, Ontario to a subsidiary of the Company. The remaining term of the lease is 12 years. Rent due under the lease is the greater of the Canadian dollar equivalent of $47,119 per year or 6% of sales. The amount of rent paid by the subsidiary of the Company to the joint venture in 1999 was the Canadian dollar equivalent of $81,265. In the opinion of the Company, the terms of this lease are no less favorable than the Company and its subsidiaries could have obtained from an unrelated third party.

A trust for the benefit of Mr. Joyce's children is the sole shareholder of a corporation which leases the land and building for a Tim Hortons restaurant in Brampton, Ontario to a subsidiary of the Company. The remaining term of the lease is 14 years. Rent due under the lease is the greater of the Canadian dollar equivalent of $24,333 per year or 9% of sales. The amount of rent paid by the subsidiary of the Company under this lease in 1999 was the Canadian dollar equivalent of $51,366. This lease commenced in early 1994, nearly two years before the Share Purchase Agreement between the Company and Mr. Joyce was executed.

Pursuant to an employment agreement between Mr. Joyce and a subsidiary of the Company which was negotiated and executed in connection with the Share Purchase Agreement between the Company and Mr. Joyce dated as of October 31, 1995, a subsidiary of the Company agreed to reimburse Mr. Joyce for reasonable overhead costs associated with the use of his aircraft for business purposes of the Company and its subsidiaries. The total amount paid to corporations owned by Mr. Joyce for air transportation services provided in 1999 was the Canadian dollar equivalent of $695,613. In the opinion of the Company, the payments for air transportation services made to these corporations were less than the Company and its subsidiaries would have paid for comparable services from unrelated third parties.

--------------------------------------------------------------------------------
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Directors have selected PricewaterhouseCoopers LLP as the independent public accountants of the Company for the current fiscal year. Management recommends that the shareholders ratify the selection. PricewaterhouseCoopers LLP or one of its constituent firms has audited the Company's financial statements for each of the last 30 years. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the common shares represented in person or by proxy is necessary to ratify the selection of the Company's independent public accountants. Under Ohio law and the Company's Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote on this proposal is the same as a "no" vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratifying the selection of independent public accountants.

--------------------------------------------------------------------------------
APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1990 STOCK OPTION PLAN

The Company believes stock options more strongly align the interests of key employees with the interests of its other shareholders. The 1990 Stock Option Plan ("the 1990 Plan") was adopted to benefit the Company and its shareholders by providing means for key employees and non-employee Directors ("Non-Employee Directors") to enlarge their ownership interest in the Company. The 1990 Plan is intended to accomplish three major objectives (i) encourage the judgment, initiative and efforts of key employees and Non-Employee Directors toward the continuing success of the Company, (ii) bring stock ownership levels of key employees into line with key employees of other food-service companies, and
(iii) assist the Company in attracting, retaining and motivating key employees and Non-Employee Directors. Key employees may include not only the Executive Officers of the Company but also may include other Officers or employees of the Company who are able to contribute significantly to the success and growth of the Company.

The 1990 Plan consists of two Parts. Part I pertains to key employees of the Company. Part II pertains to Non-Employee Directors of the Company. Shareholders are being asked to amend the 1990 Plan to increase the number of common shares issuable under Part I of the 1990 Plan to 23,455,000 from 18,330,000; increase the number of common shares issuable under Part II of the 1990 Plan to 245,000 from 170,000; and revise the provision in Part II that would govern when stock options could be exercised following a change in control transaction, as more fully described below. Both the adoption of the 1990 Plan in 1991 and amendments to the 1990 Plan in 1997 were approved by an overwhelming majority of shares voted.

The Board of Directors believes that it is desirable to be able to continue the incentive program provided by the 1990 Plan and therefore recommends that the shareholders approve the proposal to amend the 1990 Plan. The Board anticipates that these additional common shares will cover the option grants which the Company may make through 2002, including options which may be granted once a new Chief Executive Officer has been selected.

The following table sets forth the number and exercise price of options granted during the last fiscal year under the 1990 Plan to (i) each of the Executive Officers of the Company named in the Summary Compensation Table; (ii) all current Executive Officers of the Company as a group; (iii) all current Directors who are not Executive Officers as a group; (iv) each nominee for election as a Director of the Company; and (v) all employees, including all current Officers who are not Executive Officers, as a group. No options were granted to associates of any of the Directors, Executive Officers or nominees for election as a Director of the Company, and no person received five percent (5%) or more of the options granted under the 1990 Plan during the last fiscal year.

                                                              NUMBER OF    EXERCISE
                                                               OPTIONS      PRICE
                                                              ---------    --------
Gordon F. Teter, Chairman of the Board, Chief Executive
  Officer and President (1).................................   216,338     $30.8438
R. David Thomas, Senior Chairman of the Board and Founder...   123,870     $30.8438

Frederick R. Reed, Chief Financial Officer and Secretary....    60,000     $30.8438

John T. Schuessler, President and Chief Operating Officer,
  U.S. Operations...........................................    38,000     $30.8438

George Condos, Executive Vice President.....................    38,000     $30.8438

All Current Executive Officers as a Group...................   861,734     $30.8438

All Current Directors who are not Executive Officers as a
  Group.....................................................    20,000     $30.8438

David P. Lauer (2)(3).......................................      None          N/A

James V. Pickett (3)........................................     2,500     $30.8438

Thomas F. Keller (3)........................................     2,500     $30.8438

Ronald V. Joyce (3).........................................   120,000     $30.8438

Andrew G. McCaughey (3).....................................     2,500     $30.8438

All Employees (including All Current........................   948,083     $30.8438
Officers who are not Executive Officers,                        28,334     $22.8750
as a Group)                                                      5,417     $27.9375
                                                                21,750     $22.8125

---------
(1) Mr. Teter was President, Chief Executive Officer and Chief Operating Officer until February 19, 1997, at which time he became Chairman, Chief Executive Officer and President. Mr. Teter died on December 18, 1999.

(2) Mr. Lauer was not a Director of the Company in 1999.

(3) Nominee for election as a Director of the Company.

PART I -- KEY EMPLOYEES

The Company's Executive Officers as well as its other Officers and key employees are eligible to receive grants of stock options under the 1990 Plan. The number of options granted under the 1990 Stock Option Plan is based on a periodic comparison of option grants to persons holding comparable positions at companies with revenues of at least $1 billion within the food-service industry and other industrial companies with revenues between $1 billion and $3 billion.

As of the date of this Proxy Statement, an aggregate of 2,006,332 common shares could be issued under the 1990 Plan to key employees and Executive Officers.

The common shares offered under the 1990 Plan may be either authorized but unissued common shares or treasury shares. The number of common shares issuable under the 1990 Plan will be adjusted to include any additional common shares which may result from any share distributions effected in the future by the Board of Directors, although no such distributions are contemplated at this time. If an option expires or terminates for any reason without having been exercised in full, the unpurchased common shares will remain available for issuance under the 1990 Plan. Options granted to key employees may be either non-qualified stock options ("Non-Qualified Options") or incentive stock options ("ISOs") as defined under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

The material terms of the 1990 Plan are summarized in the following paragraphs. This summary is qualified in its entirety by reference to the copy of the 1990 Plan, as amended, attached to this Proxy Statement as the Annex.

PURCHASE PRICE

The purchase price for all common shares covered by each option granted is not less than one hundred percent (100%) of the fair market value of the common shares on the date of the grant. In the case of any ISO granted to an individual who, on the effective date of the grant, owns shares possessing more than ten percent (10%) of the total combined voting power of the Company, the exercise price per share must be at least one hundred ten percent (110%) of the fair market value of a common share on the date of the grant. Fair market value is defined as the mean of the high and low prices at which common shares of the Company are traded on the New York Stock Exchange on the grant date (the "Market Price"). On March 3, 2000, the Market Price for the common shares of the Company
was $          .

The purchase price for common shares covered by an option must be paid in full at the time of exercise of the option by cash or check in United States Dollars, by the delivery of common shares of the Company having a fair market value on the date of exercise equal to the exercise price or by tender of other property acceptable to the Compensation Committee of the Board of Directors (the "Committee").

AUTHORITY OF THE COMMITTEE

The 1990 Plan is administered by the Committee, which consists of not less than three members of the Board. All members of the Committee are qualified to administer the stock option plans for purposes of Securities and Exchange Commission Rule 16b-3. Presently, the members of the Committee are Messrs. Nutter (Chairman), Knowles, Mrs. Shackelford and Mrs. Hill.

The Committee has the authority to select the individuals, including foreign nationals, to whom, and the time or times at which, options will be granted, the number of common shares to be subject to each grant, the exercise price, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 1990 Plan. The Committee also has the authority to impose waiting periods or vesting requirements as conditions of a grant. In addition, the Committee has the authority to determine the term of the options, up to a maximum of ten years, and each option will be exercisable as determined by the Committee.

The Committee cannot make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 1990 Plan) or amendment of the exercise price of an option previously granted, whether through amendment, cancellation or replacement grants, or any other means, unless the Company's shareholders have approved such adjustment or amendment.

At any time after an option granted under Part I of the 1990 Plan becomes exercisable, the Committee has the right, in its sole discretion and without the consent of an optionee, to cancel the option and pay to the optionee the excess of the fair market value of the common shares covered by such option over the option exercise price at the date the Committee provides written notice of its intention to exercise such right. Such amount may be paid in cash, in common shares of the Company, or partly in cash and partly in common shares of the Company, as the Committee deems advisable. To the extent payment is made in common shares, the number of common shares is determined by dividing the amount of the payment to be made by the fair market value of the common shares on the date of the notice of election to the optionee. For purposes of this provision, fair market value is equal to the mean of the high and the low prices at which common shares of the Company were traded on the New York Stock Exchange on the relevant date.

NUMBER OF OPTIONS

No optionee can be granted options under the 1990 Plan in any one fiscal year covering more than five percent (5%) of the maximum number of common shares authorized to be issued under the 1990 Plan (as specified in the plan document). No individual may be granted ISOs under the 1990 Plan if such grant would cause the aggregate fair market value (determined as of the date the ISOs are granted) of the common shares with respect to which ISOs are exercisable for the first time by such optionee during any calendar year under all stock option plans maintained by the Company and its subsidiaries to exceed $100,000.

EXERCISE AFTER TERMINATION OF EMPLOYMENT

During an optionee's lifetime, options are exercisable only by the optionee. For options granted on or before February 23, 1994, options are not transferable and expire upon termination of the optionee's employment for any reason other than death or disability, in which event the estate of the deceased optionee (or the optionee in the event of disability) has the right to exercise his or her options for a period of six months after the date of death or disability, including any options which become exercisable during such six month period (but in no event later than the date of expiration of the option term).

For options granted after February 23, 1994, all options held by the optionee will become immediately exercisable on the date of death or disability, and the estate of the deceased optionee (or the optionee in the event of disability) will have the right to exercise his or her options for a period of one year after the date of death or disability (but in no event later than the date of expiration of the option term). In addition, an optionee will have the right to exercise Non-Qualified Options for a period of 48 months and ISOs for a period of three months after the date the optionee retires, including any options which become exercisable during such three or 48 month periods (but in no event later than the date of expiration of the option term). Further, optionees whose employment with the Company or its subsidiaries is terminated in connection with a disposition of one or more restaurants will have the right to exercise Non-Qualified Options for a period of one year and ISOs for a period of three months following termination of employment, including any options which become exercisable during such three month or one year periods (but in no event later than the date of expiration of the option term).

ADJUSTMENTS

In the event any dividend upon the common shares payable in shares is declared by the Company, or in case of any subdivision or a combination of the outstanding common shares, the aggregate number of common shares to be delivered upon exercise of all options granted under the 1990 Plan will be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon exercise of the options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee will make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the options as to the number and kind of shares deliverable upon subsequent exercising of the options and in the option prices under the options.

CHANGE IN CONTROL

In the event of a "change in control" (as defined in the 1990 Plan), options granted and outstanding become immediately exercisable notwithstanding the date of exercise fixed in the grant of such options.

AMENDMENT OR TERMINATION

The Board of Directors may amend or terminate each of the stock option plans at any time, provided that the Board may not make any change in an outstanding option which will impair the rights of the optionee therein, without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES --

Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of options granted under the 1990 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

    -- ISOS

An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

Upon disposition of common shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or
(b) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held. The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to the Company for payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of such previously acquired common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

    -- NON-QUALIFIED OPTIONS

An optionee receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement.

Common shares acquired upon exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired common shares to the Company. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

PART II -- NON-EMPLOYEE DIRECTORS

Part II of the 1990 Plan governs the automatic grant of options to the Non-Employee Directors of the Company. Only Non-Qualified Options may be granted to Non-Employee Directors.

As of the date of this Proxy Statement, 61,102 common shares could be issued under Part II of the 1990 Plan. The common shares offered under Part II of the 1990 Plan may be either authorized but unissued common shares or treasury shares. The number of common shares issuable under Part II will be adjusted to include any additional common shares which may result from any share distributions effected in the future by the Board of Directors. If an option expires or terminates for any reason without having been exercised in full, the unpurchased common shares will remain available for issuance under Part II of the 1990 Plan.

The following is a brief summary of certain provisions of Part II of the 1990 Plan, which summary is qualified in its entirety by reference to the copy of the 1990 Plan, as amended, attached to this Proxy Statement as the Annex.

NUMBER AND TERM OF OPTIONS

Under Part II of the 1990 Plan, each year, each Non-Employee Director is automatically granted options to purchase 2,500 common shares. Such options are granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. Each option is granted for a term of ten years. Twenty-five percent (25%) of the options granted each year become exercisable on each of the first four anniversaries of the grant date for such options.

Under Part II of the 1990 Plan as currently in effect, options granted pursuant to Part II of the 1990 Plan and outstanding for more than six months become immediately exercisable notwithstanding the date of exercise fixed in the grant of such options in the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which acquires the Company's assets or which is in control (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended) of a person which acquires the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code. If the proposal to amend the 1990 Plan is adopted, then upon the occurrence of a "change in control" as defined in Section 18 of the 1990 Plan options granted pursuant to Part II of the 1990 Plan and outstanding would become immediately exercisable notwithstanding the date of exercise fixed in the grant of such options. Part I of the 1990 Plan and other Company benefit plans, including the Key Executive Agreements (which are described beginning on page 14), already contain the definition of "change in control" which the Company proposes to adopt for Part II of the 1990 Plan. By adopting a uniform definition of "change in control", the Company avoids the possibility that a future transaction would constitute a change in control under one part of the 1990 Plan but not under the other part.

PURCHASE PRICE

The purchase price for all common shares covered by each option granted under
Part II of the 1990 Plan is one hundred percent (100%) of the fair market value of the common shares on the date of the grant. Fair market value is determined in the same manner as Part I of the 1990 Plan (see page 19). The manner of payment for common shares covered by an option granted pursuant to Part II of the 1990 Plan is also the same (see page 19).

ADMINISTRATION

Part II of the 1990 Plan will be administered by the Committee. The authority of the Committee with respect to options granted to Non-Employee Directors is limited to the making of administrative decisions and interpretations of Part II of the 1990 Plan.

EXERCISE FOLLOWING TERMINATION OF STATUS AS A DIRECTOR

During an optionee's lifetime, options are exercisable only by the optionee. For options granted on or before February 23, 1994, options expire at such time as an optionee is no longer a Non-Employee Director or employed by the Company other than by reason of death or disability, in which event the estate of the deceased optionee (or the optionee in the case of disability) has a right to exercise the options granted under Part II of the 1990 Plan for a period of six months after the date of death or disability (but in no event later than the date of expiration of the option term).

For options granted after February 23, 1994, options will be exercisable for a period of 48 months if the optionee retires as a Non-Employee Director or an employee of the Company, and all options held will become immediately exercisable and may be exercised for a period of one year after the date of death or disability, as applicable (but in no event later than the date of expiration of the option term). Retirement will be defined as termination of membership on the Company's Board of Directors at or after attaining age 55 with at least ten years of service as a member of the Board, other than by reason of death or disability or for cause.

AMENDMENT OR TERMINATION

The Board of Directors may amend or terminate Part II of the 1990 Plan at any time, provided that no change in outstanding options which will impair the rights of an optionee may occur without the consent of the optionee. In addition, no amendment which will (i) materially increase the benefits accruing to participants, (ii) materially increase the number of common shares which may be issued, (iii) materially modify the requirements as to eligibility or participation, or (iv) otherwise amend Part II of the 1990 Plan in such manner that shareholder approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemption relief from Section 16(b) of the Exchange Act, may occur without the approval of the shareholders of the Company. Part II may not be amended more frequently than once every six months other than to comport with changes in the Code or the rules thereunder or changes in the Employee Retirement Income Security Act of 1974.

At any time after an option granted under Part II of the 1990 Plan becomes exercisable, the Board of Directors will have the right, in its sole discretion and without the consent of the optionee, to cancel the option and pay the optionee the excess of the fair market value of the common shares covered by such option over the option exercise price at the date the Board provides written notice of its intention to exercise such right. A Non-Employee Director for whom the Board is considering making such buy-out payment cannot participate in such decision. Payments of buy-out amounts, the number of common shares to be issued where payment is made in common shares, and the method for determining the fair market value of such common shares are determined in the same manner as with respect to options granted to key employees under Part I of the 1990 Plan (see page 19).

FEDERAL INCOME TAX CONSEQUENCES

All of the options granted under Part II of the 1990 Plan are Non-Qualified Options. The federal income tax treatment for such Non-Qualified Options is the same for both the Company and each optionee as set forth in the discussion of Non-Qualified Options granted under Part I of the 1990 Plan to key employees of the Company, except that tax withholding is not required upon the exercise of Non-Qualified Options by a Non-Employee Director.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the common shares represented in person or by proxy is necessary to approve the proposal to amend the 1990 Plan. Under Ohio law and the Company's Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote for each plan is the same as a "no" vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE 1990 PLAN. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of the proposal to amend the 1990 Plan.

--------------------------------------------------------------------------------
APPROVAL OF AN AMENDMENT TO THE COMPANY'S REGULATIONS WHICH WOULD PERMIT ELECTRONIC PROXY VOTING

Section 1.11 of the Company's Regulations presently permits a shareholder to vote by proxy, if the proxy is in writing and executed by the shareholder. Effective September 13, 1999, the Ohio General Corporation Law was amended to expand the methods a shareholder can use to grant a proxy. The Ohio General Corporation Law now permits a shareholder to grant a proxy by any verifiable communication authorized by the person granting the proxy. Any transmission that creates a record capable of authentication that appears to have been transmitted by the person granting a proxy is permitted, and would include electronic mail and telephone, as well as traditional written proxies. The Company's Regulations currently do not provide for a shareholder to grant a proxy by electronic mail, telephone or other electronic media. The amendment to the Regulations would expressly authorize the shareholders to utilize the more modern forms of proxy voting now permitted by the Ohio General Corporation Law.

The Board of Directors of the Company has approved, and recommended that the shareholders of the Company adopt, an amendment to Section 1.11 of the Regulations to permit a shareholder to use electronic mail, telephone and other methods to grant a proxy. The proposed amendment to the Regulations would provide that a shareholder could grant a proxy by any method authorized by Ohio law. The text of Section 1.11 would read as follows:

    SECTION 1.11. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

Approval of the proposed amendment is being sought because the Ohio General Corporation Law and the Regulations require the approval of the shareholders for any amendment to the Regulations. If adopted by the shareholders, the proposed amendment to the Regulations will become effective immediately without any additional action by the Company.

The affirmative vote of the holders of not less than a majority of the Company's outstanding common shares is required to amend the Regulations. Under Ohio law and the Company's Regulations, abstentions and broker non-votes are counted as present; and the effect of an abstention or non-vote is the same as a "no" vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S REGULATIONS. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of approving the proposed amendment.

--------------------------------------------------------------------------------
OTHER MATTERS

SHAREHOLDER PROPOSALS PURSUANT TO RULE 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2001, a shareholder proposal pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than November 13, 2000. Written requests for inclusion should be addressed to: Corporate Secretary, P. O. Box 256, Dublin, Ohio 43017-0256. It is suggested that you mail your proposal by certified mail, return receipt requested.

SHAREHOLDER PROPOSALS OTHER THAN PURSUANT TO RULE 14a-8

With respect to any shareholder proposal not submitted pursuant to Securities and Exchange Commission Rule 14a-8 in connection with the Annual Meeting of Shareholders in 2001, the proxy for such meeting will confer discretionary authority to vote on such proposal unless (i) the Company is notified of such proposal not later than January 27, 2001, and (ii) the proponent complies with the other requirements set forth in Securities and Exchange Commission Rule 14a-4.

GENERAL INFORMATION

A COPY OF FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, P.O. BOX 256, 4288 WEST DUBLIN-GRANVILLE ROAD, DUBLIN, OHIO 43017-0256.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.

By order of the Board of Directors.




                                               LEON M. McCORKLE, JR.
                                                     Secretary

                                                                           ANNEX

                          WENDY'S INTERNATIONAL, INC.

                             1990 STOCK OPTION PLAN
                (REFLECTS AMENDMENTS THROUGH FEBRUARY 11, 2000)

                            PART I -- KEY EMPLOYEES

     Section 1. PURPOSE. This Wendy's 1990 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business. The Plan is also intended to create common interests between the Employees and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating Employees.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. All members of the Committee shall be qualified to administer the Plan as contemplated by Securities and Exchange Commission Rule 16b-3 as amended or superseded from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company and all former, present and future Employees of the Company.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 24,080,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

     (a) OPTIONEE. Each Option shall state the name of the Optionee.

     (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

     (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See
     Section 5, Option Price, and Section 27, date of grant.

     (d) PAYMENT. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common Shares will be delivered to any Optionee until all such amounts have been paid.

     (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

     (f) EXERCISE OF OPTION. With respect to Options offered pursuant to this Plan to an Employee who is subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 of the Exchange Act"), no option can be exercised for at least six (6) months after the date of grant except in the case of death or Disability as set forth in Section 10 where the Option is otherwise exercisable. Otherwise each Optionee shall have the right to exercise his or her Option in the manner specified in this Plan or in the agreement evidencing granting of such Option.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, check, shares, or other property acceptable to the Committee, in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. Except as set forth in Section 10, an Option is exercisable during an Optionee's lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as of the date of such termination.

     Section 10.

     (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

     In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

     (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

     (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

     Section 11. TYPES OF STOCK OPTIONS. The Options granted under the Plan may be non-qualified stock options or Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended).

     Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations unless (i) the Option price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five

(5) years from the date such Option is granted. Further, the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000.00).

     Section 12. EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF COMMON SHARES. If at any time the Board of Directors shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 14. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 15. MISCONDUCT. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or
(iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee's employment with the Company or its Subsidiaries, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

     Section 16. FOREIGN EMPLOYEES. Without amending the Plan, the Committee may grant Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

     Section 17. BUY OUT OF OPTION GAINS. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Committee provides written notice (the "Buy Out Notice") of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as the Committee deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this Section 17, fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on the relevant date.

     Section 18. NO RIGHTS TO OPTIONS OR EMPLOYMENT. No Employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an Employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any Employee any right to be retained in the employ of the Company or its Subsidiaries.

     Section 19. CHANGE IN CONTROL. In the event of a Change in Control, as defined below, then Options granted and outstanding pursuant to the Plan, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     For purposes of this Plan, a "Change in Control" shall mean the occurrence of:

     (a) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) a Subsidiary, (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of February 18, 1999, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) The consummation of:

            (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

                (C) no Person other than (i) the Company, (ii) any Subsidiary,
            (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or a Subsidiary, or
            (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company then outstanding voting securities or its common stock;

            (ii) A complete liquidation or dissolution of the Company; or

            (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     If the Optionee's employment is terminated by the Company without cause prior to the date of a Change in Control but the Optionee reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

     Section 20. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 21. OTHER ACTIONS. This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Employee or other person.

     Section 22. COSTS AND EXPENSES. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

     Section 23. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     Section 24. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 25. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

     Section 26. EFFECTIVE DATE. The Plan shall become effective on the date it is approved by the Board of Directors of the Company.

     Section 27. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

     (a) The "date of grant" or "grant date" of an Option shall be the date on which an Option is granted under the Plan.

     (b) "Option" means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

     (c) "Option price" means the price at which a Common Share covered by an Option granted hereunder may be purchased.

     (d) With regard to any particular Employee, "Disabled" shall have (i) the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, in the context of determining the period during which Incentive Stock Options granted to such Employee may be exercised and (ii) the meaning set forth in the Company's long term disability program applicable to such Employee in the context of determining the period during which non-qualified stock options granted such Employee may be exercised.

PART II: NON-EMPLOYEE DIRECTORS

     Section 1. PURPOSE. Part II of the Wendy's 1990 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby Non-Employee Directors (hereinafter referred to as "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Non-Employee Directors for the successful conduct of the Company's business. The Plan is also intended to create common interests between the Non-Employee Directors and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating the Non-Employee Directors.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. All members of the Committee shall be qualified to administer the Plan as contemplated by Securities and Exchange Commission Rule 16b-3 as amended or superseded from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company and all former, present and future Non-Employee Directors of the Company.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this

Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 320,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4.  STOCK OPTION GRANTS.

     (a) Each Non-Employee Director of the Company on the effective date of the Plan shall be granted the number of Options equal to three (3) times the number of Options calculated for each such Director as follows: 50% of the amount paid to such Director in 1990 as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the Option exercise price and rounded to the nearest whole share.

     (b) In 1992 and 1993, each year, the number of Options to be granted to each Non-Employee Director of the Company shall be equal to 50% of the amount paid to such Director during the preceding fiscal year as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the Option exercise price and rounded to the nearest whole share. Such Options shall be granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. In the event that an insufficient number of shares remains available under the Plan for issuance to all Non-Employee Directors in a fiscal year, then unless the Plan is amended to provide additional shares or the Company adopts another stock option plan under which the Non-Employee Directors can participate, the Non-Employee Directors shall participate on a prorata basis.

     (c) Commencing in 1994, each year, each Non-Employee Director of the Company shall be granted Options to purchase 1,100 Common Shares. Such Options shall be granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. In the event that an insufficient number of shares remains available under the Plan for issuance to all Non-Employee Directors in a fiscal year, then unless the Plan is amended to provide additional shares or the Company adopts another stock option plan under which the Non-Employee Directors can participate, the Non-Employee Directors shall participate on a prorata basis.

     (d) Commencing in 1997, each year, each Non-Employee Director of the Company shall be granted Options to purchase 2,500 Common Shares. Such Options shall be granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. In the event that an insufficient number of shares remains available under the Plan for issuance to all Non-Employee Directors in a fiscal year, then unless the Plan is amended to provide additional shares or the Company adopts another stock option plan under which the Non-Employee Directors can participate, the Non-Employee Directors shall participate on a prorata basis.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

     (a) OPTIONEE. Each Option shall state the name of the Optionee.

     (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains.

     (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price, and Section 26, date of grant.

     (d) PAYMENT. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common Shares will be delivered to any Optionee until all such amounts have been paid.

     (e) LENGTH OF OPTION. Each Option shall be granted for a period of ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as hereinafter set forth and only if the Optionee is either a Non-Employee Director of the Company or is employed by the Company or a Subsidiary of the Company at the time of such exercise.

     (f) EXERCISE OF OPTION. Twenty-five (25%) percent of the Options covered by each grant shall become exercisable on each of the four anniversaries of the grant date for such Options. Otherwise, each Optionee shall have the right to exercise his or her Options in the manner specified in this Plan.

     Notwithstanding any provision in the Plan to the contrary, the Options shall not be exercisable in whole or in part unless and until the Plan is approved by the shareholders of the Company.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, check, shares, or other property acceptable to the Committee in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. Except as set forth in Section 10, an Option is exercisable during an Optionee's lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10 of this Plan, if the Optionee ceases to be a Non-Employee Director of the Company or an employee of the Company or its Subsidiaries for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as of such date.

     Section 10.

     (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while either a Non-Employee Director of the Company or while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

     In the event an Optionee becomes Disabled while either a Non-Employee Director of the Company or while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

     (b) EXERCISE UPON RETIREMENT. In the event an Optionee retires as a Non-Employee Director or as an employee of the Company and its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date of such retirement, with exercise to be made as set forth in
     Section 7. For purposes of this Section 10(b), "retirement" shall mean termination of membership on the Company's Board of Directors at or after attaining age 55 with at least ten (10) years of service as a member of the Board, other than by reason of death or Disability or for cause, and "termination for cause" shall mean termination of membership on the Board of Directors on account of any fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of assets or opportunities of the Company or its Subsidiaries.

     Section 11. TYPES OF STOCK OPTIONS. The Options granted under the Plan shall be non-qualified stock options.

     Section 12. EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Board of Directors shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF COMMON SHARES. If at any time the Board of Directors shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 14. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 15. MISCONDUCT. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or
(iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee serving as a Non-Employee Director of the Company, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

     Section 16. BUY OUT OF OPTION GAINS. At any time after any Option becomes exercisable, the Board of Directors (excluding any Director who holds Options for which the buy out election is being considered) shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Board provides written notice (the "Buy Out Notice") of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as the Board deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this
Section 16, fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on the relevant date.

     Section 17. NO OTHER RIGHTS. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any Optionee any right to remain as a Director of the Company.

     Section 18. CHANGE IN CONTROL. In the event of a Change in Control, as defined below, then Options granted and outstanding pursuant to the Plan, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     For purposes of this Plan, a "Change in Control" shall mean the occurrence of:

     (a) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) a Subsidiary, (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of February 18, 1999, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) The consummation of:

            (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

                (C) no Person other than (i) the Company, (ii) any Subsidiary,
            (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or a Subsidiary, or
            (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company then outstanding voting securities or its common stock;

            (ii) A complete liquidation or dissolution of the Company; or

            (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     If the Company terminates an Optionee's Director status without cause prior to the date of a Change in Control but the Optionee reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or
(B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

     Section 19. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee, and further provided that any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Common Shares which may be issued under the Plan, (iii) materially modify the requirements as to eligibility or participation in the Plan, or (iv) otherwise amend the Plan in such manner where shareholder approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934, shall not be made without the approval of the shareholders of the Company.

     Section 20. OTHER ACTIONS. This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Optionee or other person.

     Section 21. COSTS AND EXPENSES. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Optionee receiving a grant.

     Section 22. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     Section 23. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 24. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

     Section 25. EFFECTIVE DATE. The Plan shall become effective on the date it is approved by the Board of Directors of the Company.

     Section 26. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

     (a) The "date of grant" or "grant date" of an Option shall be the date on which an Option is granted under the Plan.

     (b) The phrase "Non-Employee Director" means a member of the Board of Directors of the Company who is not an employee of the Company or any of its Subsidiaries.

     (c) "Option" means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

     (d) "Option price" means the price at which a Common Share covered by an Option granted hereunder may be purchased.

     (e) "Subsidiaries" means the subsidiaries of Wendy's International, Inc.

     (f) With regard to any particular Employee, "Disabled" shall have the meaning set forth in the Company's long term disability program generally applicable to officers of the Company.

                                 [Wendy's LOGO]


Dear Wendy's Shareholder:

You are invited to join our directors and management at the Annual Meeting of Shareholders of Wendy's International, Inc. The meeting will be held at the AMC Lennox Towne Center Theatres, 777 Kinnear Road, Columbus, Ohio 43212, on Wednesday, May 3, 2000, beginning at 10 a.m., local time.

We will elect directors, ratify the selection of independent public accountants, approve a proposal to amend the Company's 1990 Stock Option Plan, approve an amendment to the Company's Regulations which would permit electronic proxy voting, and transact such other business as may properly come before the meeting. We will also give you an overview on our strategies with Wendy's and Tim Hortons restaurants. We hope you will be able to join us.

It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form, and date, sign and return your proxy form in the enclosed envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of Wendy's directors.

Sincerely,

R. DAVID THOMAS

Senior Chairman of the Board and Founder



[2 ARROWS POINTING DOWN GRAPHIC]                [2 ARROWS POINTING DOWN GRAPHIC]
                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



[X] PLEASE MARK YOUR VOTES AS THIS EXAMPLE


                  FOR     WITHHELD
1.  ELECTION      [ ]      [ ]        NOMINEES: JAMES V. PICKETT
    OF                                          THOMAS F. KELLER
    DIRECTORS                                   RONALD V. JOYCE
                                                ANDREW G. MCCAUGHEY
                                                DAVID P. LAUER

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

____________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
NOMINEES AND FOR PROPOSALS 2, 3  AND 4



                                     FOR       AGAINST     ABSTAIN
2.  APPROVAL OF INDEPENDENT          [ ]         [ ]         [ ]
    PUBLIC ACCOUNTANTS







3.  APPROVAL OF PROPOSAL TO          [ ]         [ ]         [ ]
    AMEND THE 1990 STOCK OPTION
    PLAN



4.  APPROVAL OF AMENDMENT TO THE     [ ]         [ ]         [ ]
    COMPANY'S REGULATIONS

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

                                        CHANGE OF              [ ]
                                ADDRESS/COMMENTS
                                 ON REVERSE SIDE

                                      I DO NOT PLAN            [ ]
              I PLAN TO ATTEND [ ]        TO ATTEND
               THE MEETING            THE MEETING



SIGNATURE(S)_______________________________________  DATE _____________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. I HEREBY REVOKE ALL PROXIES HERETOFORE GIVEN BY ME TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                           WENDY'S INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING MAY 3, 2000

THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS R. DAVID THOMAS, FREDERICK R. REED AND LEON M. MCCORKLE, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL AGENTS AND PROXIES WITH FULL POWER OF SUBSTITUTION IN EACH, TO REPRESENT THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF WENDY'S INTERNATIONAL, INC. TO BE HELD AT THE AMC LENNOX TOWNE CENTER THEATRES, 777 KINNEAR ROAD, COLUMBUS, OHIO 43212, ON WEDNESDAY, MAY 3, 2000, AND AT ANY ADJOURNMENTS THEREOF, ON ALL MATTERS COMING BEFORE SAID MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS, FOR APPROVAL OF THE PROPOSAL TO AMEND THE 1990 STOCK OPTION PLAN, AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S REGULATIONS WHICH WOULD PERMIT ELECTRONIC PROXY VOTING.

COMMENTS:  (Change of address)


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(IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE CORRESPONDING BOX ON
THE REVERSE SIDE OF THE CARD)


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